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                            FORD MOTOR CREDIT COMPANY

                                       AND

                          JPMORGAN CHASE BANK, TRUSTEE
           (Successor Trustee to Manufacturers Hanover Trust Company)

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                         SEVENTH SUPPLEMENTAL INDENTURE

                          Dated as of January 15, 2002

                            Supplemental to Indenture

                 Dated as of February 1, 1985 as Supplemented by
           a First Supplemental Indenture dated as of April 1, 1986,
         a Second Supplemental Indenture dated as of September 1, 1986, a Third Supplemental Indenture dated as of March 15, 1987, a Fourth Supplemental Indenture dated as of April 15, 1988, a Fifth Supplemental Indenture dated as of September 1, 1990 and a Sixth Supplemental Indenture dated as of June 1, 1998



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                            Unsecured Debt Securities




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         SEVENTH SUPPLEMENTAL INDENTURE, dated as of the 15th day of January,
2002 (hereinafter called the "Seventh Supplemental Indenture"), between FORD MOTOR CREDIT COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called the "Company"), and JPMORGAN CHASE BANK (successor by merger to Manufacturers Hanover Trust Company), a corporation duly organized and existing under the laws of the State of New York (hereinafter sometimes called the "Trustee"), as Trustee under the indenture of the Company, dated as of February 1, 1985, as supplemented by a First Supplemental Indenture dated as of April 1, 1986, a Second Supplemental Indenture dated as of September 1, 1986, a Third Supplemental Indenture dated as of March 15, 1987, a Fourth Supplemental Indenture dated as of April 15, 1988, a Fifth Supplemental Indenture dated as of September 1, 1990 and a Sixth Supplemental Indenture dated as of June 1, 1998 (such indenture as so supplemented is hereinafter called the "Indenture").

                             RECITALS OF THE COMPANY

         WHEREAS, the Indenture provides for the issuance from time to time of unsecured and unsubordinated debentures, notes or other evidences of indebtedness of the Company in one or more series in an unlimited aggregate principal amount;

         WHEREAS, the Company desires, pursuant to Section 9.01(5) of the Indenture, to supplement and amend the Indenture in order to permit the Company to issue, on and after the date hereof, unsecured and unsubordinated or subordinated debentures, notes or other evidences of indebtedness (herein called the "Securities"), which may be convertible into or exchangeable for any securities of any person (including the Company), to be issued in one or more series as in the Indenture provided; and

         WHEREAS, the Company represents that all acts and things necessary to constitute these presents a valid indenture and agreement according to its terms, have been done and performed, and the execution of this Seventh Supplemental Indenture has in all respects been duly authorized, and the Company, in the exercise of legal right and power in it vested, is executing this Seventh Supplemental Indenture;

         NOW, THEREFORE,

         In consideration of the premises and the sum of One Dollar to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time, on and after the date hereof, of the Securities (and of the coupons, if any, appertaining thereto) or of a series thereof, as follows:

                                  ARTICLE ONE

         SECTION 1.01. Section 3.01 of the Indenture is hereby amended by

         (i) deleting the word "and" at the end of Section 3.01(16);

         (ii) redesignating Subsection 3.01(17) as 3.01(18); and

         (iii) adding a new Subsection 3.01(17) to read as follows:



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               "(17) whether Securities of the series are subject to
               subordination and the terms of such subordination; and".


                                  ARTICLE TWO


                            Miscellaneous Provisions

         SECTION 2.01. This Seventh Supplemental Indenture is executed by the Company, and by the Trustee upon the Company's request, pursuant to the provisions of Section 9.01 of the Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes. The Indenture, as supplemented and amended by this Seventh Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

         SECTION 2.02. This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 2.03. The Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representations and shall have no responsibility as to the validity or sufficiency of this Seventh Supplemental Indenture or the due authorization and execution hereof by the Company.

         SECTION 2.04. This Seventh Supplemental Indenture and each Security (except as provided pursuant to Section 3.01 of the Indenture) shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such state without regard to the conflicts of law principles.

         IN WITNESS WHEREOF, Ford Motor Credit Company has caused this Seventh Supplemental Indenture to be duly signed and acknowledged by its Chairman of the Board or its President or an Executive Vice President or a Vice President or its Treasurer or its Secretary or an Assistant Secretary thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary; and JPMorgan Chase Bank, as Trustee under the Indenture, has caused this Seventh Supplemental Indenture to be duly




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signed and acknowledged by one of its Vice Presidents or Assistant Vice
Presidents thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Assistant Secretaries or Trust Officers.

                                          FORD MOTOR CREDIT COMPANY


                                          By  /s/ Susan J. Thomas
                                              S. J. Thomas
                                              Secretary
Attest:  /s/ Stacy Thomas
         Assistant Secretary

                                                        [CORPORATE SEAL]



                                          JPMORGAN CHASE BANK


                                          By  /s/ Michael A. Smith
                                              Vice President

Attest:  /s/ Ryan Biasi
         Trust Officer
                                                        [CORPORATE SEAL]



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